Exhibit 1(d)

THIRD AMENDMENT DATED JUNE 18, 2002

TO JANUS ADVISER SERIES TRUST INSTRUMENT DATED MARCH 22, 2000

Pursuant to authority granted by the Trustees, Schedule A of the Trust Instrument is amended as follows to reflect (i) the designation of shares of existing Series of the Trust as "Class I Shares," and (ii) the designation and establishment of a second class of shares of each Series of the Trust ("Class C Shares"):

SCHEDULE A

Series of the Trust                            Available Classes

Janus Adviser Aggressive Growth Fund     Class I Shares   Class C Shares

Janus Adviser Balanced Fund              Class I Shares   Class C Shares

Janus Adviser Capital Appreciation Fund  Class I Shares   Class C Shares

Janus Adviser Core Equity Fund           Class I Shares   Class C Shares

Janus Adviser Growth Fund                Class I Shares   Class C Shares

Janus Adviser Growth and Income Fund     Class I Shares   Class C Shares

Janus Adviser Strategic Value Fund       Class I Shares   Class C Shares

Janus Adviser Global Value Fund          Class I Shares   Class C Shares

Janus Adviser International Fund         Class I Shares   Class C Shares

Janus Adviser Worldwide Fund             Class I Shares   Class C Shares

Janus Adviser Flexible Income Fund        Class I Shares   Class C Shares

Janus Adviser Money Market Fund           Class I Shares   Class C Shares

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TrustAmendment#3.doc